UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2022

Deep Medicine Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

595 Madison Avenue, 12th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 289-2776

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	DMAQ	The Nasdaq Stock Market LLC

Rights, each exchangeable into one-tenth of one share of Class A Common Stock	DMAQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2022, Deep Medicine Acquisition Corp., a Delaware corporation (the “Company”) issued two promissory notes in an aggregate principal amount of $1,265,000 (collectively, the “Notes”), to two affiliates of the Company’s sponsor, Bright Vision Sponsor LLC (collectively, the “Sponsor Affiliates”), in connection with the extension of the Company’s time to consummate a business combination from October 29, 2022 to January 29, 2023 (the “Extension”).

On October 19, 2022, an aggregate of $1,265,000 was deposited into the Company’s trust account, which amount will be included in the pro rata amount distributed to (i) all of the holders of the Class A common stock sold in the Company’s initial public offering (“Public Shares”) upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination.

The Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial business combination, or (b) the date of the liquidation of the Company.

The foregoing description is qualified in its entirety by reference to the Notes, a form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2022, each of Bryant E. Fong and Marc A. Hamer informed the Board of Directors (the “Board”) of the Company, of his intention to resign as a director of the Company effective immediately. Each of their resignations was for personal reasons and was not due to any disagreement with the Company.

To fill the vacancy created by Mr. Fong’s and Mr. Hamer’s resignation, on October 15, 2022, the Board appointed John Chiang to serve as a member of the Board and as the chairman of each of the audit committee and compensation committee of the Board, effective immediately.

Mr. Chiang, age 60, also has been serving as a member of the board of directors of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) since January 2019. In addition, he has been serving on the corporate advisory boards of Pasadena Private Lending, LLC since February 2019, Adept Urban since January 2021, and Calyx Peak Companies since February 2019. Mr. Chiang also served as a fellow at the University of Southern California Center for the Political Future during the Fall of 2020. From December 2020 to March 2022, he served on the advisory board of Faraday Future Intelligent Electric Inc (Nasdaq: FFIE). From January 2019 to March 2021, he served on the board of directors of Zeuss Technologies, Inc. From January 2015 to January 2019, Mr. Chiang served as the California State Treasurer, where he oversaw transactions and managed investment portfolio. Prior to that, Mr. Chiang served as California State Controller from January 2007 to January 2015. Mr. Chiang graduated with honors with a Bachelor of Arts in finance from the University of South Florida and received his J.D. from Georgetown University Law Center.

There are no family relationships between Mr. Chiang and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Chiang that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, on October 15, 2022, the Company and Mr. Chiang entered into a certain letter agreement and indemnification agreement, which are substantially similar to the letter agreement and indemnification agreement, respectively, entered into by the other directors in connection with the Company’s initial public offering.

Item 7.01 Regulation FD Disclosure.

On October 20, 2022, the Company issued a press release (the “Press Release”) announcing the Extension. A copy of the Press Release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith.

Exhibit No.	Description of Exhibits

10.1	Form of Promissory Note issued on October 15, 2022.

99.1	Press Release, dated October 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2022	DEEP MEDICINE ACQUISITION CORP.

	By:	/s/ Humphrey P. Polanen
	Name:	Humphrey P. Polanen
	Title:	Chief Executive Officer